Exhibit 10.1

Board of Directors - Board Resolutions

Updating of the SECT
The Moog Inc. Stock Employee Compensation Trust (SECT) was established in December 2003 to acquire and hold shares of Moog to assure the availability of shares as may be needed to satisfy Moog employee benefit plans. Over the last ten years the SECT has primarily facilitated purchases and sales of Class B shares required by, or coming out of, the Moog Class B Stock Fund under the Moog Retirement Savings Plan (RSP), also referred to as our 401K plan. The SECT has also served as a ready buyer of the Class B shares looking to be sold by the Moog Family Trust.

Because the SECT is a separate entity from Moog Inc., shares held by the SECT are considered to be outstanding for voting purposes. As of the end of June 2014, the SECT held approximately 672,000 shares, or 15.4 percent of the outstanding Class B shares.

The proposed restatement (with changes redlined on the attached draft plan document) accomplishes the following:

•	Clarifies the role and obligations of the trustee and the process for his replacement.

•	Updates the list of covered benefit plans

•	More simply states who may serve on the Committee appointed to administer the plan.

•	Makes additional administrative changes and clarifications, as recommended by the counsel.

The following resolutions are submitted for approval:

RESOLVED, that the Restated Trust Agreement for the Moog Inc. Sock Employee Compensation Trust (SECT) be, and hereby is, adopted and approved by this Board of Directors in the form submitted to this Board subject to such additional administrative changes and corrections as the Chief Executive Officer may approve on the recommendation of counsel and thereafter report to this Board of Directors; and further,

RESOLVED, that this Board of Directors authorizes and directs the Chief Executive Officer, or such other officer or officers of the Company as the Chief Executive Officer shall designate, to execute the Restated Trust Agreement and to cause to be done all other things necessary or advisable to effect the foregoing resolution adopting and approving the Restated Trust Agreement.

MOOG INC. STOCK EMPLOYEE COMPENSATION TRUST
2014 Restatement

Effective August 13, 2014

Exhibit 10.1

TABLE OF CONTENTS
Page
ARTICLE 1Trust, Trustee and Trust Fund    1
Section 1.1.Trust    1
Section 1.2.Trustee    1
Section 1.3.Trust Fund    1
Section 1.4.Trust Fund Subject to Claims    1
Section 1.5.Definitions    1
ARTICLE 2Contributions and Dividends    4
Section 2.1.Contributions    4
Section 2.2.Dividends    4
ARTICLE 3Release and Allocation of Company Stock and Affiliate Stock    5
Section 3.1.Available Shares    5
Section 3.2.Allocations    6
Section 3.3.Excess Shares    6
ARTICLE 4Compensation, Expenses and Withholding    7
Section 4.1.Compensation and Expenses    7
Section 4.2.Withholding of Taxes    7
ARTICLE 5Administration of Trust Fund    8
Section 5.1.Management and Control of Trust Fund    8
Section 5.2.Investment of Funds    8
Section 5.3.Trustee’s Administrative Powers    8
Section 5.4.Voting and Tendering of Company Stock    10
Section 5.5.Indemnification    12
Section 5.6.General Duty to Communicate to Committee    12
ARTICLE 6Accounts and Reports of Trustee    13
Section 6.1.Records and Accounts of Trustee    13
Section 6.2.Reports of Trustee    13
Section 6.3.Final Report    13
ARTICLE 7Succession of Trustee    14
Section 7.1.Resignation of Trustee    14
Section 7.2.Removal of Trustee    14
Section 7.3.Appointment of Successor Trustee    14
Section 7.4.Succession to Trust Fund Assets    15
Section 7.5.Continuation of Trust    15

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Exhibit 10.1

TABLE OF CONTENTS
(Continued)
Page

Section 7.6.Changes in Organization of Trustee    15
Section 7.7.Continuance of Trustee’s Powers in Event of Termination of the Trust    15
ARTICLE 8Amendment or Termination    16
Section 8.1.Amendments    16
Section 8.2.Termination    16
Section 8.3.Form of Amendment or Termination    16
ARTICLE 9Miscellaneous    17
Section 9.1.Controlling Law    17
Section 9.2.Committee Action    17
Section 9.3.Notices    17
Section 9.4.Severability    17
Section 9.5.Protection of Persons Dealing with the Trust    17
Section 9.6.Tax Status of Trust    18
Section 9.7.Participants to Have No Interest in the Company by Reason of the Trust    18
Section 9.8.Nonassignability    18
Section 9.9.Plurals    18
Section 9.10.Counterparts    18

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Exhibit 10.1

MOOG INC. STOCK EMPLOYEE COMPENSATION TRUST AGREEMENT
2014 Restatement

THIS RESTATED TRUST AGREEMENT (the “Agreement”), between Moog Inc., a New York corporation (the “Company”), and G. Wayne Hawk (the “Trustee”), as trustee, is effective as of August 13, 2014.
P R E A M B L E
On December 2, 2003, the Company established a trust (the “Trust”) to assure shares of its common or preferred stock, or shares of its Affiliates, are available to satisfy certain obligations of the Company and its Affiliates under the terms of the Plans. The Trustee has been appointed as trustee of the Trust, and has accepted that appointment. The assets of the Trust Fund are to be invested principally or exclusively in securities of the Company and its Affiliates. Therefore, the Company expressly waives any diversification of investments requirement that might otherwise be necessary, appropriate or required pursuant to provisions of applicable law.
The Company and the Trustee wish to amend and restate the terms of the Trust Agreement. Accordingly, effective as of August 13, 2014, the parties to this Agreement hereby agree that the Trust will be comprised, held and disposed of in accordance with the terms of this amended and restated Trust Agreement, that the Trustee will act as trustee of the Trust and will hold legal title to the assets of the Trust, in trust, for the purposes described in this Agreement, and that the Trust Agreement will be amended and restated as follows:

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ARTICLE 1

TRUST, TRUSTEE AND TRUST FUND
Section 1.1.    Trust. This Agreement and the Trust will be known as the Moog Inc. Stock Employee Compensation Trust. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets. The parties further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust. Neither the employee benefit plans maintained by the Company and its Affiliates (including the Plans), nor any Participant, is intended to have any claim on, or any beneficial interest in, any Trust Fund assets prior to the time those Trust Fund assets are actually distributed to a Plan, as provided in Article 3.
Section 1.2.    Trustee. The Trustee, and its successor or successors, is hereby designated to receive, hold, invest, administer and distribute the Trust Fund in accordance with the Trust, the provisions of which will govern the powers, duties and responsibilities of the Trustee.
Section 1.3.    Trust Fund. The assets held at any time, and from time to time, under the Trust collectively are referred to as the “Trust Fund,” and will consist of contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements thereof. Except as otherwise provided herein,
(a)    Title to the assets of the Trust Fund will at all times be vested in the Trustee.
(b)    Securities that are part of the Trust Fund will be held in the manner determined by the Trustee and the fiduciary capacity in which those securities are held are fully disclosed, subject to the right of the Trustee to hold title or in the name of a nominee.
(c)    The interests of others in the Trust Fund will be only the right to have the Trust Fund assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.
Section 1.4.    Trust Fund Subject to Claims. Notwithstanding any other provision of this Agreement, the Trust Fund will at all times remain subject to the claims of the Company’s general creditors.
Section 1.5.    Definitions. In addition to the terms defined in the preceding portions of the Trust, the following terms will have the following meanings, unless the context clearly indicates otherwise:
(a)    Administrator means the plan administrator of each Plan.

(b)    Affiliate means any corporation, more than 50% of the voting stock of which is held by the Company, directly or through one or more intermediaries, and any comparable ownership interest in an entity that is not a corporation.
(c)    Affiliate Stock means shares of common or preferred stock issued by any Affiliate, or any comparable ownership interest in an Affiliate that is not a corporation.
(d)    Board means the board of directors of the Company.
(e)    Code means the Internal Revenue Code of 1986, as amended.
(f)    Committee means the administrative committee appointed by the Board, which is charged with administration of the Trust. The composition of the Committee will be determined by the Board in its sole discretion.
(g)    Company means Moog Inc., a New York corporation, or any successor thereto.
(h)    Company Stock means shares of Class A or Class B common stock, $1.00 par value, or any other class of common or preferred shares issued by the Company, or any successor securities thereto.
(i)    Extraordinary Dividend means any dividend or other distribution of cash or other property (other than Company Stock or Affiliate Stock) made with respect to Company Stock or Affiliate Stock, which the Committee declares to be other than an ordinary dividend with respect to Company Stock or Affiliate Stock held by the Trust.
(j)    Fair Market Value, for purposes of Section 3.3 and 6.2, means, as of any date, the fair market value of Company Stock based on the reported sale price on the New York Stock Exchange (or, if the Company Stock is no longer traded on the New York Stock Exchange, on such other national securities exchange on which the Company Stock is listed or national securities or central market system upon which transactions in Company Stock are reported, as either may be designated by the Committee for the purposes hereof) or if sales of Company Stock are not reported in any manner specified above, the fair market value based on the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, by OTC Markets Group, Inc. or similar organization selected by the Committee. Fair Market Value of Affiliate Stock will mean the Company’s best effort valuation of the worth of a share of Affiliate Stock.
(k)    Loan means any loan or extension of credit to the Trust from the Company evidenced by the promissory note made by the Trustee with which the Trustee purchases Company Stock or Affiliate Stock in an open-market transaction, private transaction or, with the consent of the Board, from the treasury of the Company.

(l)    Participant means, as of any date, any individual who is employed by, serves as a director of, or is retained as a contractor by, the Company or any Affiliate, and is a participant in any of the Plans.
(m)    Person means any individual, corporation, or other party that may properly be granted trust powers under the laws of the State of New York.
(n)    Plan or Plans means any plan, contract, program, agreement, or arrangement established and maintained for the benefit of employees, directors or contractors of the Company or its Affiliates, and listed on the attached Exhibit A. The Board or the Committee, in its sole discretion, may add to or delete Plans from Exhibit A.
(o)    Suspense Account means a separate account to be maintained by the Trustee to hold Excess Shares pursuant to the terms of Article 3.
(p)    Target Value means, with respect to any period, the total value of Trust assets, expressed in dollars, the Committee, in its discretion, directs the Trustee to transfer from the Trust to any of the Plans.
(q)    Trust Year means each 52/53-week period ending on the last Saturday in September.

ARTICLE 2
CONTRIBUTIONS AND DIVIDENDS
Section 2.1.    Contributions. The Company, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property in trust with the Trustee to become part of the principal to be held, administered and disposed of by the Trustee as provided in the Trust. All contributions made under the Trust will be delivered to the Trustee. The Trustee will be accountable for all contributions received by him, but will have no duty to require any contributions to be made to him.
The Trustee, at such times and at such prices as the Trustee determines in its sole discretion, may use the principal of the Trust to purchase shares of Company Stock or Affiliate Stock, as the case may be, through open-market purchases, private transactions, or, with the Committee’s consent, purchases from the treasury of the Company or its Affiliates.
Additionally, the Company and its Affiliates may make a cash contribution to the Trust of an amount that, together with dividends, as provided in Section 2.2, and any other earnings of the Trust, will enable the Trustee to make all payments of principal and interest due under a Loan on a timely basis. Unless otherwise expressly provided herein, the Trustee may apply those contributions, dividends and earnings to the payment of principal and interest due under a Loan. If any such contribution has not been made in cash, the contribution may be deemed to have been made in the form of forgiveness of principal and interest on a Loan from the Company to the Trustee to the extent of the Company’s failure to make contributions described above.
Section 2.2.    Dividends. Except as otherwise provided herein, dividends paid in cash on Company Stock or Affiliate Stock held by the Trust, including Company Stock or Affiliate Stock held in the Suspense Account, may be applied, immediately upon receipt thereof by the Trustee, to pay interest and to repay or pre-pay scheduled principal due under a Loan, which application will be made in the order those principal payments are due. Extraordinary Dividends will not be used to pay interest on or principal of a Loan, but will be invested in additional Company Stock or Affiliate Stock, at such times as the Trustee determines in its sole discretion determines. Dividends that are not paid in cash or in Company Stock or Affiliate Stock (including Extraordinary Dividends, or portions thereof) may be reduced to cash by the Trustee and reinvested in Company Stock or Affiliate Stock, at such times as the Trustee determines in its sole discretion determines. Investments in Company Stock or Affiliate Stock may be made through open-market purchases, private transactions, or, with the Committee’s consent, purchases from the treasury of the Company.

ARTICLE 3

RELEASE AND ALLOCATION OF COMPANY STOCK AND AFFILIATE STOCK
Section 3.1.    Available Shares. Subject to the other provisions of this Article, when any principal on a Loan is paid or forgiven with respect to any period (a “Principal Payment”), the number of shares of Company Stock or Affiliate Stock acquired with the proceeds of the Loan that is available for allocation (“Available Shares”) will be determined as follows:
Multiply:
(1)    The number of shares acquired with the proceeds of the Loan and held in the Trust immediately before such payment or forgiveness (excluding Company Stock or Affiliate Stock held in the Suspense Account), by
(2)    A fraction
(i)    The numerator of which is the amount of the Principal Payment and
(ii)    The denominator of which is the sum of such Principal Payment and the remaining principal of such Loan outstanding after such Principal Payment.
No fractional shares of Company Stock or Affiliate Stock will become Available Shares. If the preceding computation results in fractional shares, the number of Available Shares will be computed by rounding down to the next whole number.
Additionally, the following will become Available Shares for any period:
(1)    Shares of Company Stock or Affiliate Stock held as part of the Trust Fund not acquired with the proceeds of a Loan and not held in the Suspense Account;
(2)    Shares of Company Stock or Affiliate Stock not encumbered as collateral with respect to a Loan, as the Committee may designate from time to time to be released from the Suspense Account; and
(3)    Shares of Company Stock or Affiliate Stock as the Committee may designate from time to time to be released from encumbrance as collateral with respect to a Loan.

The Committee will inform the Trustee of the number of shares of Company Stock that will become Available Shares from time to time, and the Trustee will be permitted to rely on the directions provided by the Committee.
Section 3.2.    Allocations. Subject to the provisions of Section 3.3, Available Shares will be allocated and transferred by the Trustee to the Plans, as directed by the Committee in its sole discretion. Allocations will be made at such time as the Committee determines in its sole discretion.
The Committee, in its discretion, also may direct the Trustee to allocate and make transfers from the Trust Fund to Plans in the form of cash or property other than Company Stock or Affiliate Stock, in which case the Committee may direct the Trustee to sell a sufficient number of Available Shares, the proceeds of which may be transferred to the Plans. The Committee will notify the Trustee of the number of shares of Company Stock, Affiliate Stock or the amount of cash that are to be transferred to a Plan, and the Trustee is permitted to rely on the directions provided by the Committee.
Section 3.3.    Excess Shares.
(a)    To the extent that the Fair Market Value of the shares of the Company Stock or Affiliate Stock that become Available Shares in any period exceeds the Target Value for that period, Available Shares with a Fair Market Value equal to the excess will be “Excess Shares.” For purposes of this Section, the Fair Market Value of shares of Company Stock or Affiliate Stock that become Available Shares will be determined as of the respective dates shares became Available Shares pursuant to Section 3.1.
(b)    As used herein, the term “Shortfall Amount” means the amount by which the Fair Market Value of shares of Company Stock or Affiliate Stock that became Available Shares in any period (determined as of the respective dates that the shares become Available Shares) is less than the Target Value for that period. If there is a Shortfall Amount in any prior period, Excess Shares will be allocated pursuant to Section 3.2 until the aggregate Fair Market Value of Excess Shares (determined as of the respective dates of allocation) which has been allocated under this Subsection for all prior periods equals the total of the Shortfall Amounts for all prior periods.
(c)    If any Excess Shares remain after the application of Section 3.3(b), such Excess Shares will be held in a Suspense Account. If there is a Shortfall Amount in any later periods, Excess Shares will be removed from such Suspense Account and allocated pursuant to Section 3.2 until the Fair Market Value of Excess Shares so allocated (determined as of the respective dates of allocation) equals such Shortfall Amount.
(d)    If any Excess Shares remain in the Suspense Account at the termination of the Trust, such Excess Shares will be transferred to the Company to be held in its treasury.
(e)    The Committee will inform the Trustee of the number of shares of Company Stock or Affiliate Stock that are Excess Shares from time to time, and direct the

Trustee as to the proper application of such Excess Shares, to the reduction of Shortfall Amounts, and to placement of such Excess Shares in the Suspense Account. The Trustee is permitted to rely on the directions provided by the Committee.

ARTICLE 4

COMPENSATION, EXPENSES AND WITHHOLDING
Section 4.1.    Compensation and Expenses. The Trustee is entitled to such reasonable compensation for its services as may be agreed upon from time to time by the Company. The Trustee will be reimbursed for its reasonable legal, accounting, broker, custodial and appraisal fees, expenses and other charges incurred in connection with the administration, management, investment and distribution of the Trust Fund. Compensation and reimbursement of expenses will be paid by the Company. If reimbursements of expenses are not paid within 60 days from the date the Company is notified of such fees and expenses, those amounts may be charged against the Trust Fund.
Section 4.2.    Withholding of Taxes. While it is anticipated that the Company will comply, or make arrangements to comply with, all applicable Federal, state or local withholding requirements, the Trustee, to the extent required to comply with applicable law, may withhold, require withholding, or otherwise satisfy the Trust’s withholding obligation, on any distribution the Trust is directed to make. Upon settlement of a tax withholding liability, the Trustee will distribute the balance of such amount, if any. Prior to making any distribution from the Trust, the Trustee may require a release or other documents from any taxing authority, or may require indemnity, to the extent the Trustee reasonably determines is necessary for its protection.

ARTICLE 5

ADMINISTRATION OF TRUST FUND
Section 5.1.    Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee has exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.
Section 5.2.    Investment of Funds. Except as otherwise provided in Section 2.2 or in this Section, the Trustee will invest and reinvest the Trust Fund exclusively in Company Stock or Affiliate Stock, including any accretions resulting from the proceeds of a tender offer, recapitalization or similar transaction that, if not in Company Stock or Affiliate Stock, will be reduced to cash as soon as practicable. The Trustee may invest the Trust Fund in Company Stock or Affiliate Stock without regard to any law or rule of court concerning diversification, risk or nonproductivity, the applicability of which are fully waived by the Company.
At the direction of the Committee, the Trustee, while investments of the Trust Fund in Company Stock or Affiliate Stock, distributions or payments of expenses are pending, will temporarily invest the Trust Fund in (i) investments in United States government obligations with maturities of less than one year, (ii) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee’s, the accounts of which are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (iii) obligations issued or guaranteed by any agency or instrumentality of the United States with maturities of less than one year, (iv) short-term discount obligations of the Federal National Mortgage Association, or (v) short-term investments of a type then in use by the Company with respect to its own funds. Absent direction from the Committee, the Trustee, while investments of the Trust Fund in Company Stock or Affiliate Stock, distributions or payments of expenses are pending, will invest the Trust Fund in a short term government securities mutual fund.
At the direction of the Committee, the Trustee will transfer to the Company shares of Company Stock in exchange for Affiliate Stock or cash, or will transfer to the Company Affiliate Stock in exchange for Company Stock or cash.
Except in a transaction that is part of a tender offer for Company Stock, the Trustee may sell, through open-market sale or private transactions, Available Shares at such time and at such prices only as the Committee may direct. All proceeds of those sales will be invested, as provided in this Section 5.2, until such time as the Trustee purchases additional shares of Company Stock or Affiliate Stock. The proceeds also may be used by the Trustee to pay compensation, fees, expenses or taxes as provided in Article 4.
Section 5.3.    Trustee’s Administrative Powers. Except as otherwise provided herein, and subject to the Trustee’s duties hereunder, the Trustee has the following powers and rights, in addition to those provided elsewhere in this Agreement and by law:

(a)    To retain any asset of the Trust Fund for the purposes set forth herein.
(b)    Subject to Sections 2.2, 5.2 and 5.4, and Article 3, to sell any Trust Fund assets at public or private sale.
(c)    Upon direction from the Committee, to borrow from the Company for the purposes of acquiring Company Stock or Affiliate Stock as authorized by this Agreement, to enter into loan agreements upon such terms (including reasonable interest and security for the loan and rights to renegotiate and prepay such loan) as may be determined by the Committee. Any collateral given by the Trustee for a Loan will be limited to cash contributed by the Company to the Trust, dividends paid on Company Stock or Affiliate Stock held in the Trust Fund, and Company Stock or Affiliate Stock acquired with the proceeds of a Loan.
(d)    With the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund.
(e)    Subject to Section 5.4, to vote or to give any consent with respect to any securities, including any Company Stock or Affiliate Stock, held by the Trust either in person or by proxy for any purpose.
(f)    To exercise any of the powers and rights of an individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that in its judgment are necessary or appropriate for the proper administration of the Trust Fund, even if those powers, rights and acts are not specifically enumerated in the Trust.
(g)    To employ any accountants, actuaries, investment bankers, appraisers, other advisors and agents the Trustee reasonably determines are necessary to collect, manage, administer, invest, value and distribute the Trust’s assets and borrowings of the Trustee made in accordance with Section 5.3(c), and to pay their reasonable fees and expenses, which will be deemed to be expenses of the Trust and for which the Trustee will be reimbursed in accordance with Section 4.1.
(h)    To cause any asset of the Trust Fund to be issued, held or registered in the Trustee’s individual name or in the name of its nominee, or in such form that title will pass by delivery, as long as that the records of the Trustee indicate the true ownership of the asset.
(i)    To utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund.
(j)    To consult with legal counsel (who may, or may not, also be counsel for the Trustee or the Company generally) with respect to any of its duties or obligations hereunder, and to pay counsel’s reasonable fees and expenses, which will be deemed to be expenses of the Trust and for which the Trustee will be reimbursed in accordance with Section 4.1.

Notwithstanding the foregoing, neither the Trust nor the Trustee will have any power to, and will not engage in, any activity that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.
Section 5.4.    Voting and Tendering of Company Stock.
(a)    Except as provided in Subsections (c) and (d), the Trustee, in its sole discretion, will vote or abstain from voting, all shares of Company Stock or Affiliate Stock held by the Trust on each matter brought before an annual or special stockholders meeting or on each matter with respect to which any written consent of stockholders is to be executed. In exercising those voting rights, the Trustee agrees to consider, in connection with those decisions, not only the direct financial impact on the Trust Fund, but also the potential effects, direct or indirect, on Participants and the Company’s current and former employees and the communities in which the current and former employees are located. In connection with its deliberations, the Trustee may, to the extent possible, obtain information as to how shares of Company Stock or Affiliate Stock currently held by the Plans will be voted. The Trustee also may consult with the Board and the Committee to obtain their assessment of how the exercise of its voting rights will affect the Company. The Trustee will not breach its fiduciary duty if he considers any of the preceding factors. The Trustee also will not breach its fiduciary duty if he considers any other factors he reasonably determines are relevant to the exercise of its voting rights.
(b)    The Trustee may rely on a certificate of the trustee of each of the Plans as to the manner and proportions in which voting rights with respect to shares of Company Stock or Affiliate Stock are to be exercised or not exercised by the trustee of that Plan. The Trustee will be fully protected against liability for any action taken, or omitted to be taken, in good faith reliance on any such certificate.
(c)    Voting of Company Stock on Significant Transactions. Notwithstanding the other provisions of this Agreement, the Trustee will follow the directions of participants in the Moog Inc. Retirement Savings Plan (the “RSP”) as to the manner in which shares of Company Stock held by the Trust are to be voted on each matter involving corporate merger, consolidation, sale of all or substantially all of the Company’s assets, recapitalization, reclassification, liquidation, dissolution or similar matter (“Significant Transactions”), or the manner in which any consent is to be executed, in each case as provided below.
The Trustee, with respect to each Significant Transaction, will vote the number of shares (including fractional shares) of Company Stock held by the Trust as follows:
(1)    The Trustee will assign to each RSP Participant a number of shares (the “RSP Participant Directed Amount”). The RSP Participant Directed Amount is equal to the product of:
(i)    The total number of shares of Company Stock held in the Trust Fund, and

(ii)    A fraction, the numerator of which is the number of shares of Company Stock allocated in the RSP to the RSP Participant, and the denominator of which is the total number of shares of Company Stock allocated to all RSP Participants.
(2)    Each share assigned to each RSP Participant in accordance with (1) above will be voted in accordance with the RSP Participant’s instructions to the trustee of the RSP.
The Trustee may rely on a certificate of the trustee of the RSP as to the manner and proportions in which voting rights with respect to shares of Company Stock are to be exercised or not exercised by the trustee of the RSP. The Trustee will be fully protected against liability for any action taken, or omitted to be taken, in good faith reliance on any such certificate. If the Trustee does not receive from one or more RSP Participants timely instruction as to the manner in which to exercise voting rights, the Trustee will vote in favor or against a Significant Action, or will abstain, as the case may be, with respect to assigned shares of Company Stock that remain undirected, pursuant to the foregoing provisions, in the same proportions as the assigned shares of Company Stock for which the Trustee received specific directions under this subsection.
(d)    Tender or Exchange of Company Stock. The Trustee will tender or exchange, or not tender or exchange, as the case may be, a number of shares of Company Stock equal to the RSP Participant Directed Amount for each RSP Participant in accordance with the RSP Participant’s instructions to the trustee of the RSP. The Trustee may rely on a certificate of the trustee of the RSP as to the proportions of shares of Company Stock that are to be tendered or exchanged, or not tendered or exchanged, as the case may be, by the trustee of the RSP. The Trustee will be fully protected against liability for any action taken, or omitted to be taken, in good faith reliance on any such certificate. If the Trustee does not receive from one or more RSP Participants timely instruction as to the manner in which to respond to a tender or exchange offer, the Trustee will not tender or exchange any shares of Company Stock with respect to which those RSP Participants have the right of direction, and the Trustee will have no discretion in such matter.
(e)    In the event that the RSP, for any reason, ceases to exist, or the Committee determines in good faith that the RSP is no longer an appropriate plan for the purpose of this Section 5.4, the Committee will, for purposes of this Section 5.4, substitute for the RSP another employee benefit plan of the Company or its Affiliates covering a broad cross-section of individuals employed by the Company and its Affiliates.

Section 5.5.    Indemnification.
(a)    To the extent lawfully allowable, the Company will indemnify the Trustee and hold the Trustee harmless from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, costs, damage or expense (including reasonable attorneys’ fees and disbursements), including any liability alleged to have resulted from a violation of the Securities Act of 1933 that may be asserted against it, in any way arising out of or incurred as a result of its action or failure to act in connection with the operation and administration of the Trust. Indemnification under this subsection, however, will not apply to the extent that the Trustee has acted in willful or grossly negligent violation of applicable law or its duties under this Trust, or has acted in bad faith. The Trustee will not be liable to any person for any loss of any kind that may result by reason of any action taken by it in accordance with any direction of the Committee or pursuant to Section 5.4. The Trustee will be fully protected from liability for any action taken, or omitted to be taken, in good faith reliance on any instrument, certificate, or paper delivered by the Committee, Board or any trustee of a Plan and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons. The Trustee will be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements contained the writing.
(b)    The Company may, but will not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company to the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable) will be subrogated to the rights of the indemnified party against the insurance company.
(c)    Prior to the time the Company determines whether the Trustee will or will not be indemnified pursuant to this Section, the Company will advance to the Trustee any cost or expenses incurred by the Trustee in connection with the defense of any such claims, demands, actions, administrative or other proceedings or other causes of action.
Section 5.6.    General Duty to Communicate to Committee. The Trustee will promptly notify the Committee of all communications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any Participant concerning its entitlement under the Trust.

ARTICLE 6

ACCOUNTS AND REPORTS OF TRUSTEE
Section 6.1.    Records and Accounts of Trustee. The Trustee will maintain accurate and detailed records and accounts of all transactions of the Trust. The Trustee will make those records available for inspection or audit by the Company, and will retain the records as required by applicable law.
Section 6.2.    Reports of Trustee. Within a reasonable period following the close of each Trust Year, the Trustee, or a person designated by the Trustee, will make available to the Committee a trust accounting report for the Trust Year. The report will include a listing of:
(1)    All securities and other property acquired or disposed of, and all receipts, disbursements and other transactions effected by the Trust after the date of the last periodic report.
(2)    All cash, securities, and other property held by the Trust, together with the Fair Market Value thereof, as of the end of the period for which the report was prepared.
In addition, the Trustee will provide such other information regarding the Trust Fund’s assets and transactions as the Committee, in its discretion, may reasonably request.
Section 6.3.    Final Report. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee, with reasonable promptness, will submit, for the period ending on the effective date of such resignation or removal, a report similar in form and purpose to that described in Section 6.2.

ARTICLE 7

SUCCESSION OF TRUSTEE
Section 7.1.    Resignation of Trustee. The Trustee, or any successor thereto, may resign as Trustee at any time by delivering a written notice of resignation to the Board. The resignation will be effective no sooner than 30 days after delivery of written notice to the Board, unless the Board agrees to accept shorter notice. In any event, the Trustee’s resignation will not be effective until the successor Trustee’s appointment has been accepted.
Notwithstanding the foregoing, an individual Trustee will be deemed to have resigned if the Trustee dies, or if the Committee receives written certification from an attending physician that the individual Trustee has a physical or mental condition that renders the Trustee incapable of making decisions with respect to Trust matters for a period that is expected to exceed 6 months. In such case, the Board will immediately appoint a successor Trustee pursuant to Section 7.3. Until the Board is able to take formal action to appoint a successor Trustee, the Chairman of the Board is authorized to appoint an interim Trustee who will have full authority to act as Trustee until a successor Trustee is appointed pursuant to Section 7.3.
If an individual Trustee has a physical or mental condition that renders the Trustee incapable of making decisions with respect to Trust matters, but the period of incapacity is not expected to exceed 6 months, the Trustee will not be deemed to have resigned. However, to assure the proper operation of the Trust, the Chairman of the Board is authorized to appoint an interim Trustee who will have full authority to act as Trustee until the Trustee is able to resume his duties as Trustee.
Section 7.2.    Removal of Trustee. The Trustee, or any successor thereto, may be removed by the Board at any time by delivering a Board-approved written notice of removal to the Trustee and the Committee. The removal will take effect at the date specified in the written notice of removal, which will not be less than 30 days after delivery of the notice, unless the Trustee agrees to accept shorter notice. In any event, a Trustee’s removal will be effective until the successor Trustee’s appointment has been accepted.
Section 7.3.    Appointment of Successor Trustee. Whenever the Trustee or any successor thereto resigns or is removed or a vacancy in the position otherwise occurs, the Board will use its best efforts to appoint one or more Persons as successor Trustee. The appointment will be made as soon as practicable, but no more than 30 days, after receipt or delivery, as the case may be, of a notice described in Section 7.1 or 7.2. A successor Trustee’s appointment will not become effective until the successor accepts the appointment by delivering written acceptance to the Board. If a successor is not appointed within the 30-day period, the Trustee, at the Company’s expense, may petition a court of competent jurisdiction for appointment of a successor. In any event, neither the Company nor any of its Affiliates may be appointed as a successor Trustee.

Section 7.4.    Succession to Trust Fund Assets. Title to all property held by the Trust will vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument. Nonetheless, a resigning or removed Trustee will execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee will have, exercise and enjoy all of the powers, both discretionary and ministerial, conferred by this Agreement on the predecessor Trustee. A successor Trustee will not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any predecessor Trustee, and will not be responsible for any action or any failure to act on the part of any predecessor Trustee.
Section 7.5.    Continuation of Trust. In no event will the legal disability, resignation or removal of a Trustee terminate the Trust, but the Board will appoint a successor Trustee in accordance with Section 7.3 to carry out the terms of the Trust.
Section 7.6.    Changes in Organization of Trustee. In the event that any corporate Trustee serving hereunder will be converted into, will merge or consolidate with, or will sell or transfer substantially all of its assets and business to, another corporation, state or federal, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer will be made, will thereafter become and be the Trustee under the Trust with the same effect as though originally so named, but only if such corporation is qualified to be a successor Trustee hereunder.
Section 7.7.    Continuance of Trustee’s Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee will dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustee will continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

ARTICLE 8

AMENDMENT OR TERMINATION
Section 8.1.    Amendments. Except as otherwise provided herein, the Board may amend the Trust at any time and from time to time in any manner that it deems desirable. However, no amendment may change the duties of the Trustee without the Trustee’s consent, which the Trustee may not unreasonably withhold.
Notwithstanding the foregoing, the Board will retain the power under all circumstances to amend the Trust to add or delete Plans, and to clarify any ambiguities or similar issues of interpretation in this Agreement.
Section 8.2.    Termination. Subject to this Section, the Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets, or (b) the date specified in a written notice of termination given by the Board to the Trustee.
Upon termination of the Trust, the Trustee will sell all or a portion of the assets of the Trust Fund as directed by the Committee. The proceeds of that sale or the assets then remaining in the Trust Fund will then be distributed by the Trustee to the Plans, used toward repayment of any Loan or returned to the Company, as directed by the Committee in its discretion. After distribution of all assets held in the Trust Fund, the Company will be deemed to have forgiven all amounts then outstanding under any Loan, including accrued and unpaid interest.
Section 8.3.    Form of Amendment or Termination. Any amendment or termination of the Trust will be evidenced by a written instrument signed by an authorized officer of the Company, certifying that the amendment or termination has been authorized and directed by the Company or the Board, as applicable. In the case of any amendment for which the Trustee’s consent is required by Section 8.1, the Trustee or its authorized officer, as the case may be, will sign the required consent.

ARTICLE 9

MISCELLANEOUS
Section 9.1.    Controlling Law. The laws of the State of New York will be the controlling law in all matters relating to the Trust, without regard to conflicts of law.
Section 9.2.    Committee Action. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company will furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee will act upon the assumption that there has been no change.
Section 9.3.    Notices. All notices, requests, or other communications required or permitted to be delivered hereunder will be in writing, delivered by registered or certified mail, return receipt requested, telecopier or hand delivery as follows:

To the Company:	Moog Inc. Jamison Road East Aurora, New York 14052 Attention: Gary Szakmary, Vice President and Chief Human Resources Officer
With a copy to:	Robert J. Olivieri, Esq. Hodgson Russ LLP 140 Pearl Street, Suite 100 Buffalo, NY 14202
To the Trustee:	G. Wayne Hawk 1634 Hubbard Road East Aurora, NY 14052
Any party to this Agreement, by giving prior written notice, may designate any other address to which notices, requests or other communications addressed to it will be sent.
Section 9.4.    Severability. If any provision of the Trust is determined to be illegal, invalid or unenforceable for any reason, that provision will not affect the remaining parts of the Trust, and the Trust will be construed and enforced as if that provision had never been made part of the Trust.
Section 9.5.    Protection of Persons Dealing with the Trust. No person dealing with the Trustee will be required or entitled (i) to monitor the application of any money paid or property delivered to the Trustee, or (ii) to determine whether the Trustee is acting pursuant to authorities granted by the Trust, or pursuant to any authorizations or directions required by the Trust.
Section 9.6.    Tax Status of Trust. It is intended that the Company, as grantor, be treated as the owner of the entire Trust and the Trust Fund within the meaning of subpart E part 1, subchapter K, chapter 1, subtitle A of the Code. Until advised otherwise, the Trustee, in preparing any tax reports or returns, may presume that this is the proper tax status of the Trust.
Section 9.7.    Participants to Have No Interest in the Company by Reason of the Trust. Neither the creation of the Trust nor anything contained in the Trust will be construed as giving any person, including any individual employed by the Company or any Affiliate of the Company, any equity or interest in the assets, business or affairs of the Company.
Section 9.8.    Nonassignability. No right or interest of any person to receive distributions from the Trust will be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency. No right or interest of any person to receive distributions from the Trust will be subject to any obligation or liability of that person, including claims for alimony or the support of any spouse or child.
Section 9.9.    Plurals. Whenever the context requires or permits, the singular form will include the plural form and will be interchangeable.
Section 9.10.    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original.
The Company, by its authorized officer, and the Trustee have caused this Agreement to be signed as of the day, month and year first above written.
Moog Inc.
By: /S/ Donald R. Fishback
Title: VP & CFO
Trustee
/S/ G. Wayne Hawk
G. Wayne Hawk

EXHIBIT A1
Plans

1.	Employee welfare benefit plans (as defined in Section 3(1) of ERISA) sponsored or maintained by the Company or its Affiliates.

2.	Moog Inc. Retirement Savings Plan

3.	Moog Inc. Employees’ Retirement Plan

4.	Moog Inc. Amended and Restated 1998 Stock Option Plan

5.	Moog Inc. Amended and Restated 2003 Stock Option Plan

6.	Moog Inc. 2008 Stock Appreciation Rights Plan

7.	Moog Inc. Supplemental Retirement Plan

8.	Moog Inc. Plan to Equalize Retirement Income

9.	Moog Inc. Deferred Compensation Plan for Directors and Officers

10.	Moog Inc. Short Term Incentive Plan

11.	Moog Inc. 2014 Long Term Incentive Plan

12.	Moog Inc. Employee Profit Sharing Plan

13.	Moog Inc. Extended Vacation Plan

14.	Moog Inc. Employee Stock Purchase Plan

1 As updated by the Committee on December 12, 2017